UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2014

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On January 27, 2014, China XD Plastics Company Limited (the “Company”) filed an Amended and Restated Certificate of Designation, Preferences and Rights of Series D Junior Convertible Preferred Stock of the Company (the “Restated Certificate of Designation”) with the Secretary of State of the State of Nevada to, among other things, amend the maturity date  of series D junior convertible preferred stock of the Company of par value US$0.0001 each (the “Series D Preferred Stock”) to be February 4, 2019 and remove the fiscal year 2013 profit target of RMB 608 million of the Company as a trigger for the holders of shares of Series D Preferred Stock to require the Company to redeem all or a portion of the outstanding shares of the Series D Preferred Stock.

The Restated Certificate of Designation also removed references to series C convertible preferred stock of the Company, all of which were redeemed by the Company as of December 31, 2012.

The Restated Certificate of Designation was approved by holders of a majority of the outstanding shares of the Series D Preferred Stock.

The foregoing summary of the Restated Certificate of Designation is qualified in its entirety by the Restated Certificate of Designation filed herewith as Exhibit 3.1 and which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth under Item 3.03 (Material Modification to Rights of Security Holders) is hereby incorporated by reference to this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
3.1	Filed Amended and Restated Certificate of Designation, Preferences and Rights of Series D Junior Convertible Preferred Stock of China XD Plastics Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2014

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie Han
	Name:	Jie HAN
	Title:	Chief Executive Officer